Exhibit 99.1

Reborn Coffee Announces Completion of Private Placement of Convertible Note

Strategic Investment Reflects Strong Confidence in Reborn Coffee’s Growth Prospects and Expands Capital Structure

Brea, CA – August 29, 2024 – Reborn Coffee Inc. (Nasdaq: REBN) (“Reborn Coffee” or the “Company”), _a leading player in the specialty coffee industry, today announced an investment of $500,000 through a convertible note issued to Quen Inno Tech Co., Ltd. The convertible note is convertible into shares of Reborn Coffee’s common stock at a price equal to $3.36 per share. The convertible note accrues interest at an annual rate of 0%; however, the interest rate will increase to an annual rate of 10% upon the occurrence of an event of default.

This strategic investment highlights the growing confidence in Reborn Coffee’s business model and future growth prospects. The investment by Quen Inno Tech Co., Ltd. is a strong vote of confidence for the company’s vision and operational strength.

Jay Kim, Chief Executive Officer of Reborn Coffee, commented, " This investment further strengthens our capital structure and supports our ongoing expansion efforts both domestically and internationally. The conversion rate of $3.36 per share reflects a favorable outlook for Reborn Coffee and the promising trajectory of our business."

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Reborn Coffee

Reborn Coffee, Inc. (NASDAQ: REBN) is focused on serving high quality, specialty-roasted coffee at retail locations, kiosks, and cafes. Reborn is an innovative company that strives for constant improvement in the coffee experience through exploration of new technology and premier service, guided by traditional brewing techniques. Reborn believes they differentiate themselves from other coffee roasters through innovative techniques, including sourcing, washing, roasting, and brewing their coffee beans with a balance of precision and craft. For more information, please visit www.reborncoffee.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission (“SEC”) including our Form 10-K for the year ended December 31, 2024, our Form 10-Q for the first quarter of 2024, and our Form 10-Q for the second quarter of 2024, which all can be found on the SEC’s website at www.sec.gov. Such risks, uncertainties, and other factors include, but are not limited to, the Company’s ability to continue as a going concern as indicated in an explanatory paragraph in the Company’s independent registered public accounting firm’s audit report as a result of recurring net losses, among other things, the Company’s ability to successfully open the additional locations described herein as planned or at all, the Company’s ability to expand its business both within and outside of California (including as it relates to increasing sales and growing Average Unit Volumes at our existing stores), the degree of customer loyalty to our stores and products, the impact of COVID-19 on consumer traffic and costs, the fluctuation of economic conditions, competition and inflation. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor Relations Contact:

Chris Tyson
Executive Vice President
MZ North America
REBN@mzgroup.us
949-491-8235

Company Contact:

Reborn Coffee, Inc.
ir@reborncoffee.com